                                                                    EXHIBIT 10.2

                          MANAGEMENT SERVICES AGREEMENT

                  as amended and restated on December 18, 1997

                                  by and among

                        IRIDIUM WORLD COMMUNICATIONS LTD.

                                       and

                                   IRIDIUM LLC

                                       and

                              IRIDIUM OPERATING LLC

                                    ARTICLE 1

GENERAL DUTIES OF MANAGER WITH RESPECT TO IWCL ...............................     2

   1.1  General Duties of Manager ............................................     2
   1.2  Iridium Termination Right with Respect to IWCL .......................     2
   1.3  Treasury .............................................................     2
   1.4  Legal; Indemnification ...............................................     3
   1.5  Accounting System ....................................................     5
   1.6  Books and Records of IWCL ............................................     5
   1.7  Tax Returns and Elections; Payment of Tax Liabilities ................     5
   1.8  Administration of Borrowing Documentation ............................     6
   1.9  Insurance ............................................................     6
   1.10 Licenses and Permits .................................................     6
   1.11 Investor Relations ...................................................     6
   1.12 Public Relations .....................................................     6
   1.13 Securities Law and Other Filings .....................................     6
   1.14 Other ................................................................     6
   1.15 Personnel; Payment of Outside Directors' Fees and Expenses ...........     7
   1.16 IWCL Board's Right to Deliver Instructions ...........................     7
   1.17 Manager's Right to Request Instructions ..............................     7
   1.18 Financial Statements; Periodic Reports ...............................     7
   1.19 Interested Transactions ..............................................     8
   1.20 Section 2.09(b) Actions ..............................................     8
   1.21 Reserved Actions .....................................................     8
   1.22 Fees and Charges .....................................................     8


                                    ARTICLE 2

GENERAL DUTIES OF MANAGER WITH RESPECT TO OPERATING ..........................     9

   2.1  General Duties of Manager ............................................     9
   2.2  Authority of Officers ................................................     9
   2.3  Administration of Contracts for the Development, Commercialization and
        Operation of the IRIDIUM System ......................................     9
   2.4  Termination with Respect to Operating ................................    10
   2.5  Treasury .............................................................    10
   2.6  Legal; Indemnification ...............................................    10
   2.7  Accounting System ....................................................    12
   2.8  Books and Records of Operating .......................................    12

   2.9  Tax Returns and Elections; Payment of Tax Liabilities ................    12
   2.10 Administration of Borrowing Documentation ............................    12
   2.11 Insurance ............................................................    13
   2.12 Licenses and Permits .................................................    13
   2.13 Investor Relations ...................................................    13
   2.14 Public Relations .....................................................    13
   2.15 Securities Law and Other Filings .....................................    13
   2.16 Financial Statements; Periodic Reports ...............................    13
   2.17 Other ................................................................    14
   2.18 Reserved Actions .....................................................    14


                                    ARTICLE 3

OBLIGATIONS OF OPERATING WITH RESPECT TO IRIDIUM .............................    14

   3.1  Obligation to Fund Operations of Iridium .............................    14
   3.2  Payment Procedure ....................................................    16
   3.3  Iridium LLC Reserve Capital Call .....................................    16


                                    ARTICLE 4

MISCELLANEOUS ................................................................    16

   4.1  Standards for Performance of Services ................................    16
   4.2  Term .................................................................    16
   4.3  Assignment ...........................................................    17
   4.4  Non-Recourse .........................................................    17
   4.5  Major Decisions ......................................................    17
   4.6  Independent Contractor; Limited Agency ...............................    17
   4.7  Counterparts .........................................................    18
   4.8  Binding on Successors ................................................    18
   4.9  Severability .........................................................    18
   4.10 Notices ..............................................................    18
   4.11 Captions .............................................................    19
   4.12 Choice of Law ........................................................    19
   4.13 Jurisdiction and Service of Process ..................................    19
   4.14 Authority ............................................................    19
   4.15 Entire Agreement .....................................................    20
   4.16 Amendments ...........................................................    20

                          MANAGEMENT SERVICES AGREEMENT

            This amended and restated MANAGEMENT SERVICES AGREEMENT ("Agreement") is dated as of December 18, 1997 and is made by and among IRIDIUM LLC, a Delaware limited liability company ("Iridium" or the "Manager"), Iridium Operating LLC, a Delaware limited liability company ("Operating") and IRIDIUM WORLD COMMUNICATIONS LTD., a Bermuda company ("IWCL"). Iridium, Operating and IWCL are sometimes referred to herein collectively as the "Parties" and each individually as a "Party".

            WHEREAS, Iridium was organized pursuant to a Limited Liability Company Agreement dated as of July 29, 1996, as amended (the "LLC Agreement");

            WHEREAS, Iridium is developing and commercializing the IRIDIUM System, a wireless communications system designed to provide global wireless telecommunications services;

            WHEREAS, in order to facilitate, among other things, a commercial bank financing (the "Secured Bank Facility") of the IRIDIUM System, Iridium will transfer substantially all of its assets, including but not limited to its rights in the IRIDIUM System, to Operating (the "Asset Transfer"), a wholly-owned subsidiary of Iridium, and Iridium will pledge all of its membership interests in Operating to an agent for a consortium of lenders providing the Secured Bank Facility (the "Secured Lenders") as security for borrowings under such facility;

            WHEREAS, Iridium's employees and consultants and its rights and obligations under certain agreements, including but not limited to its leases on certain properties and its insurance and employee benefit agreements, will not be transferred to Operating in connection with the Asset Transfer;

            WHEREAS, Operating, with the support of Iridium, will be able to manage the development and commercialization of the IRIDIUM System;

            WHEREAS, after the Asset Transfer Iridium will not have access to the funds it has raised for the development and management of the IRIDIUM System; its ability to generate revenue independently will be limited and, therefore, it will be necessary for Operating to provide Iridium with the funds sufficient to satisfy the obligations incident to the management of the IRIDIUM System and the businesses related thereto, including but not limited to the funds necessary for Iridium to satisfy its obligations to IWCL and Operating under this Agreement;

            WHEREAS, IWCL has been established to serve as an entity through which Iridium will obtain access to the equity capital markets and through which special financial transactions will be conducted; and

            WHEREAS, the Parties hereto desire to enter into this Agreement pursuant to which (i) Iridium shall supervise and manage the day-to-day operations of Operating and IWCL and (ii) Operating shall provide Iridium with funds sufficient to operate and manage the IRIDIUM System and the businesses related thereto, on the terms set forth herein;

            NOW THEREFORE in consideration of the mutual covenants and agreements hereinafter set forth, the Parties hereto agree as follows:

                                    ARTICLE 1

                 GENERAL DUTIES OF MANAGER WITH RESPECT TO IWCL

            1.1 General Duties of Manager. From and after the date hereof until the earlier of the date (the "IWCL Termination Date") (i) on which IWCL and Iridium mutually agree that this Agreement shall terminate with respect to IWCL or (ii) specified by Iridium in an IWCL Termination Notice (as defined below) pursuant to Section 1.2, the Manager shall, subject to the direction and oversight of the Board of Directors of IWCL (the "IWCL Board") and any committee thereof, and subject to the Manager observing and complying with the Memorandum of Association and Bye-Laws of IWCL, supervise and manage the day-to-day operations of IWCL. The Manager shall implement or cause to be implemented all policy decisions relating to the operations of IWCL approved by the IWCL Board or any committee thereof and shall conduct or cause to be conducted the business and affairs of IWCL in accordance with and as limited by this Agreement. The Manager shall have the authority on behalf of IWCL to take all actions and make all decisions (including and in addition to those described in Sections 1.2 through 1.14 and 1.18) other than as provided in Sections 1.19 through 1.21.

            1.2 Iridium Termination Right with Respect to IWCL. Iridium shall have the right within 120 days after the occurrence of an Iridium Bermuda Change of Control (as defined in the LLC Agreement), to terminate all obligations of Iridium to IWCL under this Agreement by giving written notice to IWCL (the "IWCL Termination Notice") stating the date on which such termination of this Management Agreement shall become effective.

            1.3 Treasury. The Manager shall administer all of IWCL's treasury functions including collection and disbursement of funds and management of receivables and payables. IWCL's funds shall not be commingled with the Manager's funds.


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            1.4 Legal; Indemnification. (a) Legal Affairs. The Manager shall administer all of IWCL's legal affairs including any litigation by, against or involving IWCL.

            (b) Indemnification. Iridium shall indemnify and hold harmless IWCL and each of IWCL's officers, directors, employees and consultants (each an "IWCL Indemnified Party") against any losses, claims, damages or liabilities to which such indemnified party may become subject, under the United States Securities Act of 1933, as amended (the "Securities Act"), or otherwise, that directly or indirectly arise out of or are related to IWCL's participation in the management and business of Iridium, including but not limited to capital raising activities conducted at the request of Iridium, and will reimburse such IWCL Indemnified Party for any legal or other expenses reasonably incurred by such IWCL Indemnified Party in connection with investigating or defending any such action or claim, as such losses, damages, liabilities or expenses are incurred; provided, however, that Iridium shall not be liable in any such case to any IWCL Indemnified Party to the extent that any such loss, claim, damage or liability arises out of or is based upon an intentional act or omission of the indemnified party which was contrary to any written instruction or request of Iridium or which amounted to willful misconduct on the part of such IWCL Indemnified Party.

            (c) Proceedings. Promptly after receipt by an IWCL Indemnified Party of notice of the commencement of any action, suit or proceeding as to which a claim in respect thereof is to be made against Iridium under this Section, the IWCL Indemnified Party shall notify Iridium in writing of the commencement thereof, but the omission so to notify Iridium shall not relieve Iridium from any liability which it may have to any indemnified party otherwise than under
Section 1.4(b). In case any such action shall be brought against any IWCL Indemnified Party and it shall notify Iridium of the commencement thereof, Iridium shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such IWCL Indemnified Party (which shall not, except with the consent of the IWCL Indemnified Party, be counsel to Iridium), and, after notice from Iridium to such IWCL Indemnified Party of its election so to assume the defense thereof, Iridium shall not be liable to such IWCL Indemnified Party under this Section
1.4 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such IWCL Indemnified Party, in connection with the defense thereof other than reasonable costs of investigation. Iridium shall not, without the written consent of each IWCL Indemnified Party affected thereby, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of each such IWCL Indemnified Party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or


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on behalf of any such IWCL Indemnified Party. No IWCL Indemnified Party shall effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution has been or may be sought hereunder without the prior written consent of Iridium.

            (d) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section 1.4 is for any reason held to be unenforceable although applicable in accordance with its terms, Iridium shall contribute to the losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by any IWCL Indemnified Party in such proportion as shall be appropriate to reflect (i) the relative benefits received, directly or indirectly, by Iridium on the one hand and the IWCL Indemnified Party on the other hand, with respect to IWCL's participation in the management and business of Iridium, including but not limited to capital raising activities conducted at the request of Iridium, and (ii) the relative fault of Iridium on the one hand and the IWCL Indemnified Party on the other, with respect to the acts or omissions which resulted in such loss, liability, claim, damage or expense, or action in respect thereof, as well as any other relevant equitable considerations. Iridium and IWCL agree that it would not be just and equitable if contribution pursuant to this Section 1.4 were to be determined by pro rata allocation or by any other method of allocation which does not take into account the relevant equitable considerations. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from Iridium if Iridium was not guilty of such fraudulent misrepresentation.

            (e) Bye-Law Indemnification. To the extent that (i) IWCL is required to pay or reimburse any director, secretary or other officer of IWCL, or any of their heirs, executors or administrators (each, a "Bye-Law Indemnified Party"), pursuant to the indemnification provided by Bye-Law 30 of IWCL's Bye-Laws (the "Bye-Law Indemnity") and (ii) such Bye-Law Indemnified Party is not otherwise entitled to indemnification by, or contribution from, Iridium pursuant to this
Section 1.4 or the LLC Agreement, the Manager shall, on behalf of IWCL, promptly pay the amount due to such Bye-Law Indemnified Party pursuant to the Bye-Law Indemnity. In addition, to the extent that (i) IWCL is required to conditionally advance funds to cover expenses incurred by any Bye-Law Indemnified Party pursuant to the provisions of Bye-Law 30 of IWCL's Bye-Laws and (ii) such Bye-Law Indemnified Party is not otherwise entitled to the advancement of such funds pursuant to the LLC Agreement, the Manager shall, on behalf of IWCL, promptly advance funds to the Bye-Law Indemnified Party to cover such expenses upon receipt of an undertaking by or on behalf of the Bye-Law Indemnified Party to repay such advanced funds to the Manager if it shall ultimately be determined that such Bye-Law Indemnified Party is not entitled to the Bye-Law Indemnity.


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            The indemnity and contribution obligations in this Section 1.4 are solely obligations of Iridium and no recourse may be had thereunder against any member, director, officer, employee or agent of Iridium.

            1.5 Accounting System. On behalf of IWCL, the Manager shall maintain a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied and a set of audit procedures that are consistent with generally accepted auditing standards.

            1.6 Books and Records of IWCL. The Manager shall maintain the books of account and other records of IWCL including without limitation all tax returns, financial statements, contracts and licenses of IWCL at all times at the Manager's principal executive offices or at such other place or places approved by the IWCL Board. The Manager shall maintain the books of account of IWCL on an accrual basis in accordance with generally accepted accounting principles consistently applied. The Manager agrees that, to the extent required under Bermuda law or IWCL's Memorandum of Association or Bye-Laws, each stockholder of IWCL (a "Stockholder") shall have the right at all reasonable times during normal business hours to examine the books of account of IWCL. Such right may be exercised through any agent or employee of a Stockholder designated by it or by an independent public accountant designated by such Stockholder.

            1.7 Tax Returns and Elections; Payment of Tax Liabilities. The Manager shall cause IWCL's certified public accountants (the "IWCL Accountants") to prepare the tax returns of IWCL, and the Manager shall use all reasonable efforts to cause the IWCL Accountants to prepare such tax returns as soon as reasonably practicable after the end of each fiscal year of IWCL. The Manager shall use all reasonable efforts to cause such tax returns to be filed on a timely basis and shall, promptly after the receipt thereof from such IWCL Accountants, deposit such copies with IWCL's permanent records. The Manager shall make all elections required or permitted to be made by IWCL under applicable law, consistent with any instructions issued by the IWCL Board. In the event that IWCL is required to pay any tax or similar governmental charge and IWCL does not have sufficient funds available to pay such tax or charge, the Manager shall pay to the appropriate authority the amount of such tax or governmental charge (the "Tax Advance") on behalf of IWCL upon receipt of an undertaking by IWCL to promptly repay the Manager for the Tax Advance (in whole or in installments) immediately upon the availability of funds for such purpose; provided that, in any fiscal year, the Manager shall not be required to provide aggregate Tax Advances for the payment of U.S. federal, state and local income tax liabilities of IWCL in an amount greater than the amount of the Minimum Dividend (as defined in the LLC Agreement) for such fiscal year (without adjustment for any shortfall in Minimum Dividend payments for previous years).


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
            1.8 Administration of Borrowing Documentation. The Manager shall administer IWCL's obligations and responsibilities under any loan documents and related security and other documents relating to borrowings of IWCL, including without limitation submitting certificates required of IWCL thereunder and administering IWCL's compliance with all loan covenants and obligations under such loan documents.

            1.9 Insurance. The Manager shall implement IWCL's insurance program, including procuring and maintaining any and all insurance required to be maintained by IWCL pursuant to any agreement to which IWCL is a party. The Manager also shall be responsible for administering all claims and making all collections on behalf of IWCL under insurance policies covering IWCL. The Manager shall be named as an additional insured or a named insured, as appropriate, under each of the insurance policies which include IWCL as a named or additional insured.

            1.10 Licenses and Permits. The Manager shall use all reasonable efforts to cause IWCL to obtain, and the Manager shall monitor and maintain compliance with, all permits, licenses and governmental approvals necessary or desirable for the conduct of IWCL's business. Where permits must be obtained, modified or renewed by IWCL, the Manager shall prepare any application, filing or notice relating thereto, shall cause such materials to be submitted to, and shall represent IWCL in contacts with, the appropriate governmental agency, and shall perform all ministerial or administrative acts necessary for timely issuance and the continued effectiveness thereof.

            1.11 Investor Relations. The Manager shall be responsible for all matters relating to the relations between IWCL and its Stockholders and other investors, including but not limited to, promptly providing the notice of an annual general meeting, or a special general meeting, of IWCL as required by IWCL's Bye-Laws, upon receipt of written notice from IWCL Board of the scheduling of such meetings. The Manager shall appoint, and oversee the performance of, the registrar and transfer agent or agents for IWCL's common stock.

            1.12 Public Relations. The Manager shall be responsible for all public and community relations matters of IWCL.

            1.13 Securities Law and Other Filings. The Manager shall be responsible for making all filings required with respect to IWCL (i) under any applicable securities laws, including without limitation the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Bermuda Companies Act of 1981, as amended, and (ii) to any securities exchange or market on which any of IWCL's securities are listed or traded.

            1.14 Other. The Manager shall as promptly as practicable after obtaining knowledge thereof inform the IWCL Board of any event, action or condition


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that the Manager believes is reasonably likely to have a material effect on the operations or financial condition of IWCL. In addition, the Manager shall provide any other assistance or services reasonably requested by IWCL in connection with the management of IWCL.

            1.15 Personnel; Payment of Outside Directors' Fees and Expenses. (a) The Manager shall provide and make available as necessary all professional, supervisory, managerial, administrative and other personnel as are necessary to perform its obligations hereunder, which personnel may be employees of the Manager and/or its affiliates. Such personnel shall be qualified and experienced in the duties to which they are assigned.

            (b) The Manager shall pay the directors of IWCL who also serve as directors of Iridium pursuant to Section 1.05(a) of the LLC Agreement an annual fee in the amount authorized by the Board of Directors of Iridium (the "Iridium Board") from time to time and shall reimburse such directors for any expenses incurred by such directors in attending any meetings of IWCL Board or any committee thereof, or any meetings of the Iridium Board or the Operating Board (as defined below), or any committee of either.

            1.16 IWCL Board's Right to Deliver Instructions. IWCL, by action of IWCL Board, may from time to time deliver to the Manager written instructions with respect to matters arising under this Agreement and the Manager shall follow such instructions, provided that such instructions are consistent with the terms and conditions of this Agreement.

            1.17 Manager's Right to Request Instructions. At any time, the Manager may, if it reasonably deems it necessary or appropriate, request written instructions from IWCL Board within a reasonable period prior to the necessity for taking action with respect to any matter contemplated by this Agreement, and may defer action thereon pending receipt of such written instructions. Actions taken by the Manager, its officers, employees and representatives in accordance with the written instructions of IWCL Board, or failure to act by such persons pending the receipt of such written instructions, shall be deemed to be proper conduct within the scope of the Manager's authority under this Agreement.

            1.18 Financial Statements; Periodic Reports. (a) The Manager shall have prepared and shall furnish to the IWCL Board as soon as practicable, but in any event within 90 days after the end of each fiscal year of IWCL, an audited consolidated balance sheet of IWCL as at the end of such fiscal year and audited statements of income and results of operations and cash flows of IWCL for such fiscal year (including notes thereto), setting forth in each case (in comparative form) corresponding figures for the preceding fiscal year. Such financial statements shall be accompanied by the report


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
thereon of the IWCL Accountants to the effect that such financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior years (except as otherwise specified in such report). The Manager shall use all reasonable efforts to conduct the business of IWCL so that such report of the IWCL Accountants will not contain any qualifications as to the scope of the audit or with respect to IWCL's compliance with generally accepted accounting principles consistently applied, except for changes in methods of accounting in which such IWCL Accountants concur.

            (b) The Manager shall prepare and furnish to IWCL Board as soon as practicable, and in any event within 45 days after the end of each fiscal quarter, a report of IWCL consisting of an unaudited consolidated balance sheet as at the end of such quarter and an unaudited statement of operations, setting forth in each case in comparative form the corresponding figures for the preceding fiscal quarter. All such reports shall be certified by the Manager to be correct and complete, to fairly present in all material respects the consolidated financial condition of IWCL at the date shown and the results of its operations for the period then ended and to have been prepared in accordance with generally accepted accounting principles consistently applied except for year end adjustments. The reports for each calendar quarter shall include a narrative discussion prepared by the Manager describing the business and operations of IWCL during the preceding quarter.

            1.19 Interested Transactions. The Manager shall have no authority to give any notice, to consent to the taking of any action under, or otherwise to act on behalf of IWCL with respect to, any matter under the LLC Agreement, unless the Manager has received written instructions from the IWCL Board or authorization from the IWCL Board to act on behalf of IWCL as to any specific matter or classes of matters.

            1.20 Section 2.09(b) Actions. Notwithstanding any other provision of this Agreement, the Manager shall have no authority to consent or approve on behalf of IWCL any of the actions set forth in Section 2.09(b) of the LLC Agreement.

            1.21 Reserved Actions. The Manager shall have no authority to take any action on behalf of IWCL to the extent such action may only be taken by IWCL under Bermuda law or IWCL's Memorandum of Association or Bye-Laws.

            1.22 Fees and Charges. The Manager shall perform the services to be performed hereunder free of any charge to IWCL and all of the costs and expenses associated with the performance of all services hereunder shall be paid or reimbursed by the Manager including, without limitation, the funds required to be paid or advanced pursuant to Section 1.4 (subject, in the case of Section 1.4(e) to each Bye-Law Indemnified Party's repayment obligation), the fees and expenses of the IWCL Accountants, the funds required to be advanced pursuant to
Section 1.7 (subject to


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
IWCL's repayment obligation), the costs of the insurance referred to in Section 1.9, the fees and costs of the filings referred to in Section 1.13 and the directors' fees and expenses referred to in Section 1.15.

                                    ARTICLE 2

               GENERAL DUTIES OF MANAGER WITH RESPECT TO OPERATING

            2.1 General Duties of Manager. From and after the date hereof until the earlier of the date (the "Operating Termination Date") (i) on which Operating and Iridium mutually agree that this Agreement shall terminate with respect to Operating or (ii) specified by Iridium in an Operating Termination Notice (as defined below) pursuant to Section 2.4, the Manager shall, subject to the direction and oversight of the Board of Directors of Operating (the "Operating Board") or any committee thereof and subject to the Manager observing and complying with the Limited Liability Company Agreement of Iridium Operating LLC dated December 18, 1997 (the "Operating LLC Agreement"), supervise and manage the day-to-day operations of Operating. The Manager shall implement or cause to be implemented all policy decisions relating to the operations of Operating approved by the Operating Board or any committee thereof and shall conduct or cause to be conducted the business and affairs of Operating in accordance with and as limited by this Agreement. The Manager shall have the authority on behalf of Operating to take all actions and make all decisions (including and in addition to those described in Sections 2.4 through 2.17).

            2.2 Authority of Officers. Pursuant to Section 2.5 of the Operating LLC Agreement the offices and officers of Operating shall be identical in all respects to the offices and officers of Iridium and the individuals holding such offices of Iridium shall also hold the same offices of Operating (each such individual, an "Officer"). In addition, the Operating LLC Agreement provides that no officer of Operating shall be entitled to any compensation for services as an officer of Operating. Iridium and Operating expect that the contracts and agreements of Operating that Iridium will administer pursuant to this Agreement will require that certain actions be taken by officers of Operating. Accordingly, Operating and Iridium hereby agree that all actions taken by the Officers pursuant to Article 2 of this Agreement shall be actions taken in each such Officer's capacity as an officer of Operating.

            2.3 Administration of Contracts for the Development,
Commercialization and Operation of the IRIDIUM System. The Manager shall administer all of Operating's obligations and responsibilities under any contract for the development, commercialization and operation of the IRIDIUM System, including without limitation (i) the following contracts with Motorola,
Inc.: Space System Contract, the Terrestrial Network Development Contract, the Operations and


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
Maintenance Contract, the Memorandum of Understanding and the Amended and Restated Agreement Regarding Guarantee, (ii) the Gateway Authorization Agreements with each of the Iridium Gateway operators and (iii) the IBSS contract with Anderson Consulting LLP. Such obligations and responsibilities shall include, without limitation, monitoring the performance of the other parties to such contracts and taking such action as may be necessary to (i) ensure performance by the other parties to such contracts and (ii) preserve the rights of Operating under such contracts.

            2.4 Termination with Respect to Operating. Iridium shall have the right at any time after any Transfer (as defined in the Operating LLC Agreement) of Interests (as defined in the Operating LLC Agreement) by Iridium, to terminate all obligations of Iridium to Operating, and all obligations of Operating to Iridium, under this Agreement by giving written notice to Operating (the "Operating Termination Notice") stating the date on which such termination of this Agreement shall become effective.

            2.5 Treasury. The Manager shall administer all of the treasury functions of Operating and its subsidiaries, including collection and disbursement of funds and management of receivables and payables.

            2.6 Legal; Indemnification. (a) Legal Affairs. The Manager shall administer all of the legal affairs of Operating and its subsidiaries including any litigation by, against or involving Operating or any of its subsidiaries.

            (b) Indemnification. Operating shall indemnify and hold harmless Iridium and each of its officers, directors, employees and consultants (each an "Iridium Indemnified Party") against any losses, claims, damages or liabilities to which such Iridium Indemnified Party may become subject, under the Securities Act or otherwise, that directly or indirectly arise out of or are related to Iridium's participation in the management and business of Iridium and Operating, including (but not limited to) capital raising activities of Operating and operation of the IRIDIUM System, and will reimburse such Iridium Indemnified Party for any legal or other expenses reasonably incurred by such Iridium Indemnified Party in connection with investigating or defending any such action or claim, as such losses, damages, liabilities or expenses are incurred; provided, however, that Operating shall not be liable in any such case to any Iridium Indemnified Party to the extent that any such loss, claim, damage or liability arises out of or is based upon any act or omission which amounted to willful misconduct on the part of such Iridium Indemnified Party.

            (c) Proceedings. Promptly after receipt by an Iridium Indemnified Party of notice of the commencement of any action, suit or proceeding as to which a claim in respect thereof is to be made against Operating under this
Section 2.6, the Iridium Indemnified Party shall notify Operating in writing of the commencement thereof, but the omission so to notify Operating shall not relieve Operating from any liability


                                      10--
which it may have to any indemnified party otherwise than under Section 2.6(b). In case any such action shall be brought against any Iridium Indemnified Party and it shall notify Operating of the commencement thereof, Operating shall be entitled to participate therein and, to the extent that each shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such Iridium Indemnified Party (which shall not, except with the consent of the Iridium Indemnified Party, be counsel to Operating). Operating shall not, without the written consent of each Iridium Indemnified Party affected thereby, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of each such Iridium Indemnified Party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any such Iridium Indemnified Party. No Iridium Indemnified Party shall effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution has been or may be sought hereunder without the prior written consent of Operating.

            (d) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section 2.6 is for any reason held to be unenforceable although applicable in accordance with its terms, Operating shall contribute to the losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by any Iridium Indemnified Party in such proportion as shall be appropriate to reflect (i) the relative benefits received, directly or indirectly, by Operating on the one hand and the Iridium Indemnified Party on the other hand, with respect to the management and business of Operating, including but not limited to capital raising activities of Operating, and (ii) the relative fault of Operating on the one hand and the Iridium Indemnified Party on the other, with respect to the acts or omissions which resulted in such loss, liability, claim, damage or expense, or action in respect thereof, as well as any other relevant equitable considerations. Iridium and Operating agree that it would not be just and equitable if contribution pursuant to this Section 2.6 were to be determined by pro rata allocation or by any other method of allocation which does not take into account the relevant equitable considerations. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from Operating if Operating was not guilty of such fraudulent misrepresentation.

            (e) LLC Agreement. To the extent that (i) Iridium is required to pay or reimburse any director, secretary or other officer of Iridium or any other person, or any of their heirs, executors or administrators (each, an "Iridium LLC Indemnified Party"), pursuant to the indemnification provided by Section
2.08 of the LLC Agreement (the


                                      11--

"Iridium Indemnity") and (ii) such Iridium LLC Indemnified Party is not otherwise entitled to indemnification by, or contribution from, Operating pursuant to this Section 2.6 or the Operating LLC Agreement, Operating shall, on behalf of Iridium, promptly pay the amount due to such Iridium LLC Indemnified Party pursuant to the Iridium Indemnity. In addition, to the extent that (i) Iridium is required to conditionally advance funds to cover expenses incurred by any Iridium LLC Indemnified Party pursuant to the provisions of the LLC Agreement and (ii) such Iridium LLC Indemnified Party is not otherwise entitled to the advancement of such funds pursuant to this Section 2.6 or the Operating LLC Agreement, Operating shall, on behalf of Iridium, promptly advance funds to the Iridium LLC Indemnified Party to cover such expenses upon receipt of an undertaking by or on behalf of such Iridium LLC Indemnified Party to repay such advanced funds to Operating if it shall ultimately be determined that such Iridium LLC Indemnified Party is not entitled to the Iridium Indemnity.

            The indemnity and contribution obligations in this Section 2.6 are solely obligations of Operating and no recourse may be had thereunder against any member, director, officer, employee or agent of Operating.

            2.7 Accounting System. On behalf of Operating, the Manager shall maintain a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied and a set of audit procedures that are consistent with generally accepted auditing standards.

            2.8 Books and Records of Operating. The Manager shall maintain the books of account and other records of Operating (including without limitation all tax returns, financial statements, contracts and licenses of Operating) at Operating's principal executive offices or at such other place or places approved by the Operating Board or any committee thereof. The Manager shall maintain the books of account of Operating on an accrual basis in accordance with generally accepted accounting principles consistently applied.

            2.9 Tax Returns and Elections; Payment of Tax Liabilities. The Manager shall cause Operating's certified public accountants (the "Operating Accountants"), which shall be selected by the Operating Board, to prepare any tax returns of Operating, and the Manager shall use all reasonable efforts to cause the Operating Accountants to prepare such tax returns as soon as reasonably practicable after the end of each relevant fiscal period of Operating. The Manager shall use all reasonable efforts to cause such tax returns to be filed on a timely basis and shall, promptly after the receipt thereof from such Operating Accountants, deposit such copies with Operating's permanent records. The Manager shall make all elections required or permitted to be made by Operating under applicable law, consistent with any instructions issued by the Operating Board.


                                      12--

            2.10 Administration of Borrowing Documentation. The Manager shall administer Operating's obligations and responsibilities under any loan documents and related security and other documents relating to borrowings of Operating. Such obligations and responsibilities shall include, without limitation, submitting certificates required of Operating under such loan documents and administering Operating's compliance with all loan covenants and obligations under such loan documents.

            2.11 Insurance. The Manager shall implement Operating's insurance program, including procuring and maintaining any and all insurance required by the Operating Board or required to be maintained by Operating pursuant to any agreement to which Operating is a party. The Manager also shall be responsible for administering all claims and making all collections on behalf of Operating under insurance policies covering Operating. The Manager shall be named as an additional insured or a named insured, as appropriate, under each of the insurance policies which includes Operating as a named or additional insured.

            2.12 Licenses and Permits. The Manager shall use all reasonable efforts to cause Operating to obtain, and the Manager shall monitor and assist Operating in maintaining compliance with, all permits, licenses and governmental approvals necessary or desirable for the conduct of Operating's business. Where permits must be obtained, modified or renewed by Operating, the Manager shall prepare any application, filing or notice relating thereto, shall cause such materials to be submitted to, and shall represent Operating in contacts with, the appropriate governmental agency, and shall perform all ministerial or administrative acts necessary on the part of Operating for timely issuance and the continued effectiveness thereof.

            2.13 Investor Relations. The Manager shall be responsible for all matters relating to the relations between Operating and its lenders and security holders.

            2.14 Public Relations. The Manager shall be responsible for all public and community relations matters of Operating.

            2.15 Securities Law and Other Filings. The Manager shall be responsible for making all filings required with respect to Operating (a) under any applicable securities laws, including without limitation the Securities Act and the Exchange Act, and (b) by any securities exchange or market on which any of Operating's securities are listed or traded.

            2.16 Financial Statements; Periodic Reports. (a) The Manager shall have prepared and shall furnish to the Operating Board as soon as practicable, but in any event within 90 days after the end of each fiscal year of Operating, an audited consolidated balance sheet of Operating as at the end of such fiscal year and audited statements of income and results of operations and cash flows of Operating for such fiscal


                                      13--
year (including notes thereto), setting forth in each case (in comparative form) corresponding figures for the preceding fiscal year. Such financial statements shall be accompanied by the report thereon of the Operating Accountants to the effect that such financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior years (except as otherwise specified in such report). The Manager shall use all reasonable efforts to conduct the business of Operating so that such report of the Operating Accountants will not contain any qualifications as to the scope of the audit or with respect to Operating's compliance with generally accepted accounting principles consistently applied, except for changes in methods of accounting in which such Operating Accountants concur.

            (b) The Manager shall prepare and furnish to the Operating Board as soon as practicable, and in any event within 45 days after the end of each fiscal quarter, a report of Operating consisting of an unaudited consolidated balance sheet as at the end of such quarter and an unaudited statement of operations, setting forth in each case in comparative form the corresponding figures for the preceding fiscal quarter. The reports for each calendar quarter shall include a narrative discussion prepared by the Manager describing the business and operations of Operating during the preceding quarter.

            2.17 Other. The Manager shall as promptly as practicable after obtaining knowledge thereof inform Operating of any event, action or condition that the Manager believes is reasonably likely to have a material effect on the operations or financial condition of Operating. In addition, the Manager shall provide any other assistance or services reasonably requested by Operating in connection with the management of Operating.

            2.18 Reserved Actions. The Manager shall have no authority to take any action on behalf of Operating to the extent such action may only be taken by Operating under applicable law or the Operating LLC Agreement.

                                    ARTICLE 3

                OBLIGATIONS OF OPERATING WITH RESPECT TO IRIDIUM

            3.1 Obligation to Fund Operations of Iridium. Operating shall provide Iridium sufficient funds, in the currency or currencies and in the amount specified to Operating by Iridium from time to time, for Iridium to manage the business and operations of Operating and its subsidiaries as contemplated by Article 2, including but not limited to the development, commercialization and operation of the IRIDIUM System (the "Iridium Management Expenses"), including, but not limited to, the funds necessary to satisfy:


                                      14--

                  (i) Employees, Consultants and Directors. Iridium's obligations to its employees, consultants and directors, including payroll obligations, obligations under employee benefit plans, obligations under employment agreements, obligations under the LLC Agreement and obligations for fringe benefits, statutory benefits and other reasonable, ordinary and necessary employee costs and expenses;

                  (ii) Office Space & Equipment. (A) Iridium's obligations or other reasonable, ordinary and necessary expenses under leases or similar agreements covering office space and office equipment, including leases or agreements for real property, furniture, computers, copiers, telephones, facsimile machines, lighting, files, and other office equipment ("Office Space & Equipment"), (B) Iridium's obligations or other reasonable, ordinary and necessary expenses in connection with the purchase of Office Space & Equipment and (C) Iridium's obligations or other reasonable, ordinary and necessary expenses incident to operating and maintaining Office Space & Equipment, including build-out, utilities and maintenance;

                  (iii) Sales, General Operating and Administrative Expenses. Iridium's obligations or other reasonable, ordinary and necessary expenses arising from sales, general operations and administration, including without limitation costs associated with accounting, maintenance of books and records, administration of accounts, acquisition and maintenance of licenses and permits, development and maintenance of investor and public relations, marketing meetings of the Iridium Board and committees thereof and travel and entertainment and reasonable ordinary and necessary legal expenses;

                  (iv) Insurance. Iridium's obligations or other reasonable, ordinary and necessary expenses under its insurance contracts, including insurance maintained pursuant to this Agreement, on behalf of the directors and officers of IWCL, Operating and Iridium and in respect of the IRIDIUM System or other business or operations of Operating;

                  (v) Iridium Agreements. Iridium's obligations and all reasonable, ordinary and necessary expenses under (A) this Agreement, (B) the Iridium LLC Agreement, (C) the Share Issuance Agreement, dated June 9, 1997, between Iridium and IWCL, (D) the Interest Exchange Agreement, dated June 9, 1997, between Iridium and IWCL, (E) the 1997 Subscription Agreement, dated June 9, 1997, between Iridium and IWCL, (F) the Purchase Agreement, dated June 9, 1997, among Iridium, IWCL and the Underwriters named therein with respect to IWCL's initial public offering, (G) the Purchase Agreement, dated July 11, 1997, among Iridium, IWCL, Iridium Capital Corporation, Iridium Roaming LLC, Iridium IP LLC and the Initial Purchasers named therein with respect to the


                                      15--

      Series A Units and the Series B Notes (including the Registration Rights Agreement attached thereto), (H) the Purchase Agreement, dated October 9, 1997, among Iridium, Iridium Capital Corporation, Iridium Roaming LLC, Iridium IP LLC and the Initial Purchasers named therein (including the Registration Rights Agreement), (I) any other agreements or contracts of Iridium related to the development, commercialization and operation of the IRIDIUM System;

provided that the Iridium Management Expenses shall not include expenses incurred in connection with the physical construction, operation, maintenance or insurance of any satellite system other than the satellite system to be delivered under the Space System Contract between Iridium and Motorola, Inc., effective July 29, 1993, as amended from time to time, and any other satellite system to be owned by Operating.

            3.2 Payment Procedure. Operating shall promptly pay the Iridium Management Expenses as specified by Iridium as such expenses are incurred either
(i) by advancing funds for such expenses to Iridium for payment thereof by Iridium or (ii) by making payment on behalf of Iridium to third parties.

            3.3 Iridium LLC Reserve Capital Call. Each of Iridium and Operating hereby agrees that, in the event that the members of Iridium purchase additional membership interests in Iridium pursuant to Section 4.02 of the LLC Agreement and the proceeds from such sale of additional membership interests in Iridium are transferred to the Secured Lenders pursuant to the terms of any security agreement in respect of the Secured Bank Facility, each of Iridium and Operating will consider, and account for, such proceeds as a capital contribution from Iridium to Operating and Operating shall be deemed to have received such capital contribution.

                                    ARTICLE 4

                                  MISCELLANEOUS

            4.1 Standards for Performance of Services. (a) The Manager shall perform its obligations hereunder in a prudent and efficient manner.

            (b) The Manager shall use all reasonable efforts to perform its obligations hereunder in accordance with all applicable laws, regulations, codes, permits, licenses and standards, and (with respect to its obligations under Article 2) in accordance with covenants and limitations imposed by agreements or instruments relating to any borrowing by Operating.

            4.2 Term. (a) With respect to the obligations of Iridium to IWCL, and the obligations of IWCL to Iridium, this Agreement shall terminate on the IWCL


                                      16--

Termination Date (as defined in Section 1.1). Notwithstanding any other provision of this Agreement, no such termination shall affect any rights of IWCL against Iridium, or Iridium against IWCL, in respect of any breach by Iridium of any provision of this Agreement or any rights of Iridium hereunder and no termination under Section 1.2 shall affect any obligation to the extent accruing or relating to activity prior to the IWCL Termination Date.

            (b) With respect to the obligations of Iridium to Operating, and the obligation of Operating to Iridium, this Agreement shall terminate on the Operating Termination Date (as defined in Section 2.1). Notwithstanding any other provisions of this Agreement, no such termination shall affect any rights of Iridium against Operating, or Operating against Iridium, in respect of any breach by Operating, or Iridium, of any provision of this Agreement and no such termination under Section 2.2 shall affect any obligation to the extent accruing or relating to activity prior to the Operating Termination Date.

            4.3 Assignment. Neither IWCL nor Operating may assign, transfer, convey or delegate in any manner any of their respective duties and obligations under this Agreement without the prior written consent of Iridium, except that nothing herein shall be construed to limit the right of Operating to grant a security interest in its rights under this Agreement in favor of lenders to Operating under the Secured Bank Facility. Iridium may not assign, transfer, convey or delegate in any manner its duties and obligations to IWCL under this Agreement without the prior written consent of IWCL. Iridium may not assign, transfer, convey or delegate in any manner its duties and obligations to Operating under this Agreement without the prior written consent of Operating. Iridium shall have no authority to provide consent under this Section on behalf of IWCL or Operating provided that employment by Iridium of any accountant, law firm, consultant or other person in the course of performing its obligations hereunder shall not constitute an assignment of this Agreement.

            4.4 Non-Recourse. Each representation, warranty, undertaking and agreement made in this Agreement on the part of each of the Parties hereto was not made or intended to be made as a personal or individual representation, undertaking or agreement on the part of any past, present, or future general or limited partner of any Party or any such Party's incorporator, stockholder, director, officer, employee or agent or of any such person's incorporators, stockholders, directors, officers, employees, agents or partners, and no personal or individual liability or responsibility is assumed by, nor shall any recourse at any time be asserted or enforced against, any past, present, or future general or limited partner of any Party or any such partner's incorporator, stockholder, director, officer, employee or agent or against any such person's incorporators, stockholders, directors, officers, employees, agents or partners, all of which recourse (whether in common law, in equity, by statute or otherwise) is hereby forever waived and released. It is intended by the Parties hereto that the Manager shall be solely responsible


                                      17--
for its performance of its obligations under this Agreement and each of IWCL and Operating expressly waives any obligation it may have now or in the future against any individual officer, employee or agent of the Manager who performs or omits to perform any actions hereunder on behalf of the Manager.

            4.5 Major Decisions. The Manager shall not be obligated to perform its duties or obligations hereunder to the extent that, but only to the extent that, the performance of such duties or obligations is subject to the authorization of IWCL Board or the Operating Board and such authorization has not been obtained.

            4.6 Independent Contractor; Limited Agency. The Manager shall be an independent contractor with respect to the performance of its obligations to IWCL hereunder. In no event shall the relationship between IWCL and the Manager be construed as a partnership or joint venture for any purpose. Neither the Manager nor its employees or other agents employed by the Manager in connection with the performance of its obligations hereunder shall be deemed to be agents of IWCL, except to the extent of the agency created hereunder pursuant to the authority granted to the Manager under Article 1.

            4.7 Counterparts. This Agreement may be executed in several counterparts and all such counterparts shall constitute one Agreement, binding on the Parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

            4.8 Binding on Successors. This Agreement shall be binding upon and shall inure to the benefit of the successors and permitted assigns of the Parties.

            4.9 Severability. In the event any one or more of the provisions contained in this Agreement should be rendered invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The Parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid, legal and enforceable provisions, the economic effect of which come as close as possible to that of such invalid, illegal or unenforceable provisions.

            4.10 Notices. All notices under this Agreement shall be in writing and shall be given to the person entitled thereto, by personal service, or by certified or registered mail, return receipt requested, posted to the address for that person set forth below or at any other address that it specifies in writing, with a copy sent by facsimile. Any such notice shall be deemed given on the earlier of (i) the date delivered, when so given by personal service, (ii) the fourth day after the date mailed, when so given by certified or registered mail, and (iii) the date a transmission confirmation document is received from the person notified, when sent by facsimile.


                                      18--

            IWCL:             Iridium World Communications Ltd.
                              1575 Eye Street, N.W.
                              Washington, D.C.  20006

                              Attention:  General Counsel

            Operating:        Iridium Operating LLC
                              1575 Eye Street, N.W.
                              Washington, D.C.  20006

                              Attention:  General Counsel

            The Manager:      Iridium LLC
                              1575 Eye Street, N.W.
                              Washington, D.C.  20006

                              Attention:  General Counsel

            4.11 Captions. Article and section titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference. The titles and captions in no way define, limit, extend or describe the scope of this Agreement nor the intent of any provision hereof.

            4.12 Choice of Law. This Agreement shall be construed under the laws of the State of Delaware as if this Agreement were executed in and to be performed entirely within the State of Delaware.

            4.13 Jurisdiction and Service of Process. Any suit, action or proceeding against any party with respect to this Agreement may be brought in a court of the United States sitting in the State of Delaware or, if jurisdiction is lacking in such a court, in a court of record in the State of Delaware, and each party hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may have, whether now or in the future, to the laying of venue in, or to the jurisdiction of, any and each of such courts for the purpose of any such suit, action, proceeding or judgment and further waives any claim that any such suit, action, proceeding or judgment has been brought in an inconvenient forum, and the party hereby submits to such jurisdiction. Each party hereto hereby agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in the State of Delaware may be made upon The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, or such alternate process agent in the United States designated with respect to the party in a writing delivered to the other party (the "Process Agent") and each of the parties hereto hereby irrevocably appoints the Process Agent in its name, place and stead to receive and forward such service of any and all such writs, process and summonses and agrees that the failure of the Process Agent to


                                      19--
give any notice of any such service of process to such party shall not impair or affect the validity of such service or of any judgment based thereon. If the Process Agent is no longer able to so act for any reason whatsoever, the party agrees to appoint a substitute process agent, which substitute process agent shall thereafter be deemed to be the Process Agent hereunder, and to give notice of such appointment to the other party.

            4.14 Authority. Each individual executing this Agreement on behalf of an entity represents and warrants that he or she has full authority to execute this Agreement on behalf of such entity and the execution of this Agreement and entry into this transaction by the undersigned has been duly authorized by such entity.

            4.15 Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter herein contained and supersedes all agreements, representations, warranties, statements, provisions, and undertakings, whether oral or written, with respect to the subject matter hereof.

            4.16 Amendments. This Agreement may be amended or modified only with the written consent of each of the Parties; provided that the Manager shall have no authority to provide such consent on behalf of IWCL or Operating.


                                      20--

            IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                              IRIDIUM LLC

                              By:  /s/ Roy Grant
                                   --------------------------------------
                                   Vice President -- Chief Financial Officer

                              IRIDIUM WORLD COMMUNICATIONS LTD.

                              By:  /s/ Robert W. Kinzie
                                   --------------------------------------
                                   Director

                              IRIDIUM OPERATING LLC

                              By:  /s/ F. Thomas Tuttle
                                   --------------------------------------
                                   Vice President, General Counsel and Secretary


                                      21--